Exhibit 4.1

                                 TRUST AGREEMENT


               TRUST AGREEMENT, between MS Structured Asset Corp. (the "Depositor") and LaSalle Bank National Association (the "Trustee"), made as of the date set forth in Schedule I attached hereto, which Schedule together with Schedules II and III attached hereto, are made a part hereof. The terms of the Standard Terms for Trust Agreements, dated March 5, 2003 (the "Standard Terms") are, except to the extent otherwise expressly stated, hereby incorporated by reference herein in their entirety with the same force and effect as though set forth herein. Capitalized terms used herein and not defined shall have the meanings defined in the Standard Terms. References to "herein", "hereunder", "this Trust Agreement" and the like shall include the Schedule I attached hereto and the Standard Terms so incorporated by reference.

               WHEREAS, the Depositor and the Trustee desire to establish the Trust identified in Schedule I attached hereto (the "Trust") for the primary purposes of (i) holding the Underlying Securities, (ii) issuing the Warrants and
(iii) issuing the Units;

               WHEREAS, the Depositor desires that the respective beneficial interests in the Trust be divided into transferable fractional shares, such shares to be represented by the Units;

               WHEREAS, the Depositor desires to appoint the Trustee as trustee of the Trust and the Trustee desires to accept such appointment;

               WHEREAS, the Depositor shall transfer, convey and assign to the Trust without recourse, and the Trust shall acquire, all of the Depositor's right, title and interest in and under the Underlying Securities and other property identified in Schedule II to the Trust Agreement (the "Trust Property"); and

               WHEREAS, the Trust agrees to acquire the Trust Property specified herein in consideration for Units having an initial Unit Principal Balance and an initial Notional Amount, as applicable, identified in Schedule I attached hereto, subject to the terms and conditions specified in the Trust Agreement;

               NOW THEREFORE, the Depositor hereby appoints the Trustee as trustee hereunder and hereby requests the Trustee to receive the Underlying Securities from the Depositor and to issue in accordance with the instructions of the Depositor Units having the terms specified in Schedule I attached hereto, and the Trustee accepts such appointment and, for itself and its successors and assigns, hereby declares that it shall hold all the estate, right, title and interest in any property contributed to the trust account established hereunder (except property to be applied to the payment or reimbursement of or by the Trustee for any fees or expenses which under the terms hereof is to be so applied) in trust for the benefit of all present and future Holders of the fractional shares of beneficial interest issued hereunder, namely, the Unitholders, and subject to the terms and provisions hereof.

               IN WITNESS WHEREOF, each of the undersigned has executed this instrument as of the date set forth in the Schedule I attached hereto.

                       LASALLE BANK NATIONAL ASSOCIATION
                          as Trustee on behalf of the  Trust  identified  in
                          Schedule I hereto, and not in its individual capacity



                       By:           /s/ Ann M. Kelly
                          ------------------------------------------
                           Name:      Ann M. Kelly
                           Title:     Assistant Vice President


                      LASALLE BANK NATIONAL ASSOCIATION
                          as Warrant Agent



                       By:           /s/ Ann M. Kelly
                          ------------------------------------------
                           Name:      Ann M. Kelly
                           Title:     Assistant Vice President


                       MS STRUCTURED ASSET CORP.



                       By:            /s/ John Kehoe
                          ------------------------------------------
                           Name:      John Kehoe
                           Title:     Vice President



Attachments: Schedules I, II and III

                                   Schedule I
                           (Terms of Trust and Units)

Trust:                              SATURNS Trust No. 2004-7

Date of Trust Agreement:            April 29, 2004

Trustee:                            LaSalle Bank National Association

Units:                              The Trust will issue two classes of Units:
                                    the Class A Units and the Class B Units.

Initial Unit Principal Balance
of the Class A Units:               $26,000,000

Initial Notional
Amortizing Balance
of the Class B Units:               $5,263,000

Notional Amount:                    For the purposes hereof and of the Standard
                                    Terms incorporated herein, the Notional
                                    Amortizing Balance of the Class B Units
                                    shall be the Notional Amount of the Class B
                                    Units.

Issue Price of Units:               Class A Units: 100%

                                    Class B Units: 100%

Number of Units:                    Class A Units:

                                    1,040,000 (Unit Principal Balance of $25 each)

                                    Class B Units:

                                    5,263 (Initial Notional Amortizing Balance of $1,000 each)

Swap Agreement:                     Except as provided in this paragraph,
                                    references to a Swap Agreement, a Swap
                                    Counterparty and related references in the Standard Terms shall be inapplicable. For purposes of Sections 2.02, 2.03, 3.02(b),
                                    3.02(c), 3.02(f), 3.04, 3.05, 3.08, 4.02(b),
                                    4.02(c), 7.02, 9.03(b), 9.05, 10.02(a)(x),
                                    10.07, 10.12, 10.13, 11.01, and 12.01 of the
                                    Standard Terms as incorporated herein, use of the term Swap Counterparty shall be deemed to be use of the term Warrantholder, use of the term Swap Agreement shall be deemed to be use of the term Warrants and use of the term Swap Termination Payment shall be deemed to be use of the term
                                    Warrant Termination Payment. The list of sections in this paragraph shall not be construed as an exclusive list and where the context so requires, the preceding sentence may apply to additional sections of the Standard Terms.

Call Option / Call Rights:          The Warrants. Each Warrant issued hereunder
                                    represents a Call Option and a Call Right to purchase $1,000 of Unit Principal Balance of the Class A Units and the Initial Notional
                                    Amortizing Balance of the Class B Units
                                    corresponding to the Applicable Class B
                                    Equivalent Amount.

Applicable Class B Equivalent
Amount: With respect to each call, redemption, exchange or other transaction, or portion thereof, the applicable Unit Principal Balance of Class A Units (x) divided by the Initial Unit Principal Balance of the Class A Units and (y) multiplied by the initial issued number of Class B Units provided under "Number of Units " above.

Callable Series:                    All Class A Units and Class B Units issued
                                    hereby are subject to Call Options and Call
                                    Rights granted in favor of Warrantholders.
                                    All Class A Units and the Class B Units are subject to redemption in the event of a redemption of the Underlying Securities.

                                    Any Unitholder who receives notice that its Units are being called or redeemed shall tender the applicable Units to the Trustee in accordance with such notice. Any Units subject to call or redemption shall be automatically canceled, and in the case of a call, shall be automatically re-issued to the applicable Warrantholder without further action by the applicable Unitholder, Warrantholder, Trustee or any other person or entity on the date of redemption or the Call Date, as applicable. Any failure to so tender any Unit shall have no force or effect.

                                    Upon exercise of Warrants, the Call Options and Call Rights represented by such Warrants shall be automatically canceled. The certificate representing such Warrants shall be deemed to represent the corresponding Class A Units and Class B Units called by the exercise thereof. The Trustee shall distribute the Trust Property to the Warrantholder as specified in Section 1.2 of
                                    Schedule III, and upon such distribution such Class A Units and Class B Units shall be canceled.

First Regular Call Date:            As defined in Schedule III.

Minimum Denomination:               Class A Units:

                                    $25 and $25 increments in excess thereof.
                                    Each $25 of Unit Principal Balance is a
                                    Unit.

                                    Class B Units:

                                    $1,000 Initial Notional Amortizing Balance and $0.01 (one cent) Initial Notional Amortizing Balance in excess thereof.

                                    The Minimum Denominations shall not prevent transfers of fractional Units if such fractional Units arise due to exercises of the Warrants, redemptions of the Underlying Securities or otherwise by operation of this Trust Agreement.

Cut-off Date:                       Closing Date

Closing Date:                       April 29, 2004

Specified Currency:                 United States dollars

Business Day:                       New York, New York and Chicago, Illinois

Interest Rate and
Class B Payments:                   The right of the Class A Units to accrued
                                    interest is pari passu with the right of the Class B Units to accrued Class B Payments from accrued interest on the Underlying
                                    Securities.

                                    Class A Units:

                                    The interest rate on the Class A Units is 7.00% per annum on the basis of a 360 day year consisting of twelve 30 day months. The initial interest rate of the Class A Units is set to correspond to the interest rate of 8.75% on the Underlying Securities.

                                    Any net change in the ratings of the
                                    Underlying Securities at any time will
                                    result in adjustment of the interest rate on the Class A Units for the next interest period. The interest rate payable on the Class A Units will be increased by 0.20% for each net rating notch downgrade of the Underlying Securities by either Moody's or S&P and decreased by 0.20% for each net rating notch upgrade of the Underlying Securities by either Moody's or S&P, but in no event will the interest rate be reduced below 6.400%. Any such interest rate increase or decrease will take effect for the period beginning immediately after the Distribution Date following the related net rating downgrade or upgrade. There is no limit to the number of times the interest rate payable on the Class A Units can be adjusted. Interest will accrue on the Class A Units on the basis of a 360 day year consisting of twelve 30 day months or a 30/360 basis.

                                    Class B Payments:

                                    On May 15, 2004, $3.7494 ($19,733.33 / 5,263
                                    Class B Units) is expected to be paid on each Class B Unit and thereafter $42.1812 ($222,000.00 / 5,263 Class B Units) is expected to be paid on each Class B Unit on each Distribution Date thereafter, in each case from interest received on the Underlying Securities.

                                    Any net change in the ratings of the
                                    Underlying Securities at any time will
                                    result in adjustment of the payment due on the Class B Units for the next Distribution Date period. The payment due on each Distribution Date after May 15, 2004 will be increased by $1.2350 ($6,500 / 5,263 Class B
                                    Units) for each net rating notch downgrade by either Moody's of S&P and decreased $1.2350 ($6,500 / 5,263 Class B Units) for each net rating notch upgrade by Moody's or S&P, but in no event will the payment due be reduced below $38.4761 ($202,500.00 / 5,263
                                    Class B Units) for each Distribution Date.
                                    Any such interest rate increase or decrease will take effect for the period beginning immediately after the Distribution Date following the related net rating downgrade or upgrade. There is no limit to the number of times the payment on the Class B Units can be adjusted. Any such payment increase or decrease will effect the payment expected to be paid on each Class B Unit on each Distribution Date described above.

Notice of Interest Rate Change:     The Trustee shall provide written notice to
                                    Moody's within 15 days after it has notice of a change in rating by Moody's or S&P that will result in a change in the interest rate on the Underlying Securities or if the Trustee receives notice of an interest rate change on the Underlying Securities or if the amounts received on the Underlying
                                    Securities change. Such notice shall include the interest rate to be applied to the Class
                                    A Units and the rate of Class B Payments.

Interest Reset Period:              Not Applicable

Rating:                             Class A Units:

                                    Baa2 by Moody's (negative outlook)

                                    BBB by S&P (negative outlook)

                                    Class B Units:

                                    Baa2 by Moody's (negative outlook)

                                    BBB by S&P (negative outlook)

Rating Agencies:                    Moody's and S&P

Scheduled Final Distribution Date:  November 15, 2031. The Units will have the same final maturity as the Underlying
                                    Securities.

Prepayment, Redemption and Call:    The Trust Property is subject to redemption
                                    in accordance with the terms of the
                                    Underlying Securities and as described in
                                    Schedule II. Any such redemption will cause a redemption of a corresponding portion of the Class A Units and the Class B Units.

                                    The Class A Units and the Class B Units are subject to call in accordance with the Warrant Terms.

                                    If the Warrants are partially exercised or if there is a partial redemption of the Underlying Securities, the Trustee will randomly select Class A Units to be redeemed in full from the proceeds of such partial redemption or called in full from the proceeds of such partial exercise.

                                    If the Warrants are partially exercised and if and to the extent that there is no Alternative Exercise or if there is a partial redemption of the Underlying Securities, the Trustee will also randomly select Class B Units for call or redemption in an amount equal to an Initial Notional Amortizing Balance of Class B Units corresponding to the Applicable Class B Equivalent Amount.

Additional Distribution:            Class A Units:

                                    If a Warrantholder exercises Warrants in connection with a tender offer for settlement prior to the First Regular Call Date, each Class A Unit called in connection with such exercise shall receive, in addition to principal and accrued interest, $1.50 per Class A Unit from the proceeds of the Warrant exercise.

                                    Class B Payments:

                                    If a Warrantholder exercises Warrants, then the Class B Units designated to be called in connection with such exercise shall receive the corresponding portion of the Class B Present Value Amount, adjusted for accrued Class B Payments on the Class B Units otherwise paid.

                                    If the Underlying Security Issuer redeems
                                    Underlying Securities and the previous
                                    paragraph does not apply, then the Class B
                                    Units designated for a redemption in
                                    connection with such redemption of
                                    Underlying Securities shall receive the
                                    amount with respect to the Class B Present
                                    Value Amount allocated for distribution in accordance with the applicable provisions of the Distribution Priorities below, paid as of the date of such redemption as an additional distribution.

Class B Present Value Amount:       With respect to a date, an amount equal to
                                    the present value of the Future Class B Unit
                                    Payments for such date in respect of the Applicable Class B Equivalent Amount, discounted at the interest rate payable on the Underlying Securities at such date.

Future Class B Unit Payments:       With respect to any date, the Class B
                                    Payments on the Applicable Class B
                                    Equivalent Amount, other than Class B
                                    Payments paid prior to such date, that would have been payable in the amount and at the times otherwise specified hereunder through and including the Scheduled Final
                                    Distribution Date without regard to any
                                    call, redemption or other early termination of the Class B Units.

Warrant Terms:                      The Warrants represent a Call Option and
                                    Call Rights for the Units pursuant to
                                    Section 5.13 of the Standard Terms. Schedule
                                    III provides additional Warrant Terms.

Call Date:                          Specified in Schedule III

Call Price:                         Specified in Schedule III

Warrant Agent:                      LaSalle Bank National Association

Warrantholder:                      A holder of Warrants.

Distribution Dates:                 Each May 15 and November 15, or the next
                                    succeeding Business Day if such day is not a Business Day, commencing May 15, 2004, and any other date upon which funds are available (including without limitation funds available due to a Trust Wind-Up
                                    Event) for distribution in accordance with the terms hereof.

                                    If any payment with respect to the
                                    Underlying Securities held by the Trust is not received by the Trustee by 12 noon (New York City time) on a Distribution Date, the corresponding distribution on the Units will not occur until the next Business Day that the Trust is in receipt of proceeds of such payment prior to 12 noon, with no adjustment to the amount distributed or the Record Date.

Distribution Priorities:            Ordinary Distribution Date Priority: On any
                                    Distribution Date as to which only payments of interest on the Underlying Securities have been received, or to the extent such Distribution Date occurs due to receipt of payments of interest on the Underlying
                                    Securities, the Trustee shall apply amounts available:

                                    FIRST, to the payment of any accrued and unpaid interest on the Class A Units and any accrued and unpaid Class B Payments pro rata in proportion to the outstanding amount of accrued and unpaid interest and unpaid payments on each, and

                                    SECOND, to the payment of any accrued and unpaid Expense Administrator's Fee.

                                    Exercise of Warrants Priority:

                                    On any Distribution Date occurring in
                                    connection with an exercise of the Warrants, or to the extent such Distribution Date occurs due to the exercise of Warrants, whether in whole or in part, whether or not such exercise results in a Trust Wind-Up Event, the Trustee shall apply amounts available in connection with such exercise (corresponding to the amounts allocable to the aggregate Corresponding Underlying Security Amount related to such exercise):

                                    FIRST, to the payment of any accrued and unpaid interest on the Class A Units and any accrued and unpaid Class B Payments being called pro rata in proportion to the outstanding amount of accrued and unpaid interest and unpaid payments on each,

                                    SECOND, to the payment of the outstanding principal on the Class A Units being called,

                                    THIRD, to the payment of $1.50 on each Class
                                    A Unit called as an Additional Distribution, if the related Call Date occurs prior to the First Regular Call Date and occurs in connection with a tender offer for the Underlying Securities,

                                    FOURTH, to the payment of the Class B
                                    Present Value Amount with respect to each Class B Unit called, adjusted for any accrued Class B Payments paid under Clause FIRST, as an Additional Distribution on the Class B Units called,

                                    FIFTH, to the payment of any accrued and unpaid Expense Administrator's Fee, including the Expense Administrator Make-Whole Amount, if any, and

                                    SIXTH, to the exercising Warrantholders, to the extent such Warrantholders specified or were deemed to specify that their exercise was in connection with a redemption of or a tender offer for the Underlying Securities.

                                    If any exercise of Warrants would result in the Trust not having sufficient funds to pay each of items FIRST through FIFTH in full, notwithstanding any other provision in this Trust Agreement (including the Additional Warrants Terms on Schedule III) or the Warrants, such exercise will be rescinded pursuant to Section 1.1(h) or Section 1.1(i) of Schedule III.

                                    Redemptions Priority:

                                    On any Distribution Date occurring in
                                    connection with a redemption of the
                                    Underlying Securities, to the extent such Distribution Date occurs due to a redemption of the Underlying Securities and only to the extent such Distribution Date does not relate to an exercise of Warrants, whether or not such redemption results in a Trust Wind-Up Event, the Trustee shall apply amounts available in connection with such redemption (excluding the amounts allocable to the aggregate Corresponding Underlying Security Amount related to any exercise of Warrants provided for above):

                                    FIRST, to the payment of any accrued and unpaid interest on the Class A Units and any accrued and unpaid Class B Payments being redeemed pro rata in proportion to the outstanding amount of accrued and unpaid interest and unpaid payments on each,

                                    SECOND, to the payment of the outstanding principal on the Class A Units being redeemed,

                                    THIRD, any remaining amounts, if any, to the payment of the Class B Present Value Amount with respect to Class B Units redeemed, adjusted for any accrued Class B Payments paid under Clause FIRST, as an Additional Distribution on the Class B Units redeemed,

                                    FOURTH, any remaining amounts, if any, to the payment of any accrued and unpaid Expense Administrator's Fee, and

                                    FIFTH, any remaining amounts, if any, to the Warrantholders, as payment of any Warrant Termination Payment.

                                    Any amortization or other payment by the Underlying Security Issuer on the Underlying Securities shall be treated as a redemption if not otherwise addressed herein.

                                    Other Trust Wind-Up Events Priority:

                                    On any Distribution Date occurring in
                                    connection with a Trust Wind-Up Event due to an event or events other than an exercise of Warrants or a redemption of Underlying Securities (or to the extent thereof), the Trustee shall apply amounts available (excluding the amounts allocable to the aggregate Corresponding Underlying Security Amount related to any exercise of Warrants provided for above or the amounts distributable in connection with a redemption as provided for above):

                                    FIRST, to the payment of the claims of the Class A Units and the Class B Units pro rata in proportion to the relative claim amounts of each, and for this purpose the Class A Units will have a claim equal to their Unit Principal Balance plus accrued and unpaid interest, if any and the Class B Units will have a claim equal to the Class B Present Value Amount determined as of the date of termination, in full satisfaction of the claims of the Class A Units and the Class B Units,

                                    SECOND, to the payment of any accrued and unpaid Expense Administrator's Fee, and

                                    THIRD, any remaining amounts are paid to the Warrantholders, as payment of any Warrant Termination Payment.

Record Date:                        The Record Date for each Distribution Date
                                    shall be the third Business Day prior to such Distribution Date, without adjustment for any change in the Distribution Date due to the receipt of funds for distribution after 12 noon, except that in respect of the final Distribution Date, when distributions will be made against presentation of the Units.

Form: Global security; except Units re-issued in connection with an exercise of Warrants.

Depositary:                         DTC

Trustee Fees and Expenses:          As compensation for and in payment of trust
                                    expenses related to its services hereunder other than Extraordinary Trust Expenses, the Trustee will receive Trustee Fees on each Distribution Date in the amount equal to $2,000. The Trustee Fee shall cease to accrue after termination of the Trust. The
                                    "Trigger Amount" with respect to
                                    Extraordinary Trust Expenses for the Trust is $25,000 and the Maximum Reimbursable
                                    Amount is $100,000. The Trustee Fee will be paid by the Expense Administrator. Expenses will be reimbursed by the Expense
                                    Administrator in accordance with the Expense
                                    Administration Agreement.

Expense Administrator:              The Trustee will act as Expense
                                    Administrator on behalf of the Trust
                                    pursuant to an Expense Administration
                                    Agreement, dated as of the date of the Trust
                                    Agreement (the "Expense Administration
                                    Agreement"), between the Trustee as Expense
                                    Administrator (the "Expense Administrator") and the Trust.

                                    The Expense Administrator will receive a fee equal to $5,500 payable on each Distribution Date. The Expense Administrator Make-Whole Amount, if any, shall also be considered part of the Expense Administrator's fee hereunder and under the Expense Administration Agreement. The Amounts specified in this paragraph are also referred to as the "Expense Administrator's Fee".

                                    The Expense Administrator will be
                                    responsible for paying the Trustee Fee and reimbursing certain other expenses of the Trust in accordance with the Expense Administration Agreement.

Expense Administrator
Make-Whole Amount:                  Except to the extent such exercise is in
                                    connection with a redemption, if any
                                    exercise of Warrants, together with any
                                    other Warrants exercised on the same Call
                                    Date, is an exercise of less than all
                                    Warrants remaining unexercised, the
                                    applicable Call Price shall include an
                                    amount equal to the present value of a
                                    stream of payments equal to $5,500 payable on each scheduled Distribution Date discounted at a rate of 5.0% per annum on the basis of a 360 day year consisting of twelve 30 day months from but excluding the date of such exercise until and including the Scheduled Final Distribution Date, assuming for this purpose that the Trust is not terminated prior to the Scheduled Final
                                    Distribution Date, multiplied by the Unit
                                    Principal Balance of applicable Class A
                                    Units to be called and divided by the
                                    Initial Unit Principal Balance of the Class
                                    A Units.

Listing: The Depositor has applied to list the Class A Units on the New York Stock Exchange.

ERISA Restrictions: With respect to the Class A Units, no ERISA restrictions apply. With respect to the Class B Units, the No Plan Restriction applies.

QIB Restriction:                    Applicable to the Class B Units only.

Termination:                        If a Trust Wind-Up Event occurs, any
                                    Underlying Securities held by the Trust will be liquidated (by delivery to the Underlying
                                    Security Issuer in the event of a
                                    redemption, pursuant to the Warrant Terms in the event of an exercise of the Warrants or otherwise by sale thereof).

Warrant Termination Payment:        Any amounts available for payment pursuant
                                    to the Distribution Priorities above as a Warrant Termination Payment.

Tender Offers:                      The Trust will not participate in any tender
                                    offer for the Underlying Securities and the Trustee will not accept any instructions to the contrary from the Unitholders, except in connection with an exercise by a Warrantholder of Warrants. Any Warrantholder may exercise Warrants in connection with any tender offer for the Underlying Securities and the Trustee may participate in the tender offer on behalf of an exercising
                                    Warrantholder.

Depositor Optional Exchange:        Depositor Optional Exchange applies to this
                                    Series of Units.

                                    Section 5.12(c)(ii) of the Standard Terms shall be incorporated herein by replacing
                                    5.12 (c)(ii) with the following: "(ii) such exchange is to be effected on any Distribution Date or any date that is 90 days before or after a Distribution Date (or the succeeding Business Day if such date is not a Business Day) with 45 days' notice".

                                    Pursuant to 5.12(c)(iii), a corresponding portion of the Warrants must consent to such an exchange. The Depositor may satisfy the consent requirement of the preceding sentence by tendering a corresponding portion of Warrants or by delivering consents from a corresponding portion of Warrants (including Warrants it owns) or any combination thereof. Pursuant to 5.12(c)(iii), the Expense Administrator must consent to such an exchange.

                                    Section 5.12(c)(iv) of the Standard Terms shall be incorporated herein by adding the following to Section 5.12(c): "(iv) the Depositor determines that more than 100 holders of the Class A Units, and only if no ERISA restrictions apply to the Class B Units, 100 holders of the Class B Units independent of the Trust and each other will remain after such exchange; unless the Depositor determines that such an exchange is otherwise consistent with the restrictions under ERISA and Section 4975 of the Internal Revenue Code of 1986."

Optional Exchange
Under Warrants:                     A Call Notice under Schedule III shall also
                                    constitute a notice of and a demand to
                                    exchange each of the Units acquired pursuant to the related exercise for a corresponding portion of Trust Property pursuant to
                                    Section 5.12(d) of the Standard Terms. Such notice and demand may only be revoked or rescinded to the extent that the related exercise is revoked or rescinded and the settlement of the Optional Exchange shall be the Exercise Date.

                                    Trust Property distributable to a
                                    Warrantholder who has acquired Units by
                                    exercise in connection with a tender offer or redemption as addressed in Section 1.1(i) of Schedule III, shall be the Trust Property specified in Section 1.1(i) of Schedule III payable in the manner specified in the Distribution Priority.

Terms of Retained Interest:         Notwithstanding any other provision herein
                                    or in the Standard Terms, the Depositor
                                    retains the right to receive any and all interest that accrues on the Underlying
                                    Securities prior to the Closing Date. The
                                    Depositor will receive such accrued interest on the first Distribution Date (or redemption date or Call Date if earlier) for the Units and such amount shall be paid from the interest payment made with respect to the Underlying Securities on the first
                                    Distribution Date.

                                    The amount of the Retained Interest is
                                    $1,031,378.

                                    If an Underlying Security Default occurs on or prior to the first Distribution Date and the Depositor does not receive such Retained Interest amount in connection with such Distribution Date, the Depositor will have a claim for such Retained Interest, and will share pro rata with holders of the Units to the extent of such claim in the proceeds from the recovery on the Underlying Securities.

Sale of Underlying Securities:      In connection with any sale of the
                                    Underlying Securities by the Selling Agent pursuant to the terms hereof, if a Warrantholder is not an affiliate of the Selling Agent, the Selling Agent will extend a right of first refusal to each such Warrantholder to purchase the Underlying
                                    Securities at the highest bid received by the Selling Agent.

                                    If more than one Warrantholder exercises such right of first refusal, Underlying Securities will be sold to each exercising Warrantholder in proportion to the number of Warrants held by such Warrantholder; provided, that if only one Warrantholder exercises such right of first refusal, such Warrantholder shall be entitled to purchase any or all of the Underlying Securities to be sold by the Selling Agent.

Selling Agent:                      Morgan Stanley & Co. Incorporated.

Rating Agency Condition:            The definition of Rating Agencies Condition
                                    in the Standard Terms shall not apply and the following shall apply instead:

                                    "Rating Agency Condition": With respect to any specified action or determination, means receipt of (i) written confirmation by Moody's (if the Units are rated by Moody's, for so long as the Units are outstanding and rated by Moody's) and (ii) written confirmation by S&P (if the Units are rated by S&P, for so long as the Units are outstanding and rated by S&P), that such specified action or determination will not result in the reduction or withdrawal of their then-current ratings on the Units. Such confirmation may relate either to a specified transaction or may be a confirmation with respect to any future transactions which comply with generally applicable conditions published by the applicable rating agency.

Voting: With respect to any voting or other rights of any Unitholder or Class of Units based on the Unit Principal Balance or denomination of the applicable Units, each Class B Unitholder shall be treated as holding Units with a Unit Principal Balance or denomination equal to the Class B Present Value Amount of the Class B Units held by such Class B Unitholder as of the applicable Record Date or date of determination.

Unit Principal Balance:             Except with respect to the "Voting"
                                    provision above, when the Unit Principal
                                    Balance is used with respect to the Class B
                                    Units, it shall be deemed to mean "Initial
                                    Notional Amortizing Balance".

Amendments:                         Notwithstanding anything to the contrary in
                                    the Standard Terms, amendments to the
                                    Warrants and to Schedule III hereof shall be governed by Section 7.02 of the Standard
                                    Terms. For the avoidance of doubt, the terms of the Warrant and Schedule III may not be amended without consent of all
                                    Warrantholders.

Additional Terms:                   Section 12.10 of the Standard Terms shall
                                    apply as modified below to include the
                                    Warrantholders:

                                    "Prior to the date that is one year and one day after all distributions in respect of the Units have been made, none of the Trustee, the Trust, the Depositor or the Warrantholders shall take any action, institute any proceeding, join in any action or proceeding or otherwise cause any action or proceeding against any of the others under the United States Bankruptcy Code or any other liquidations, insolvency, bankruptcy, moratorium, reorganization or similar law ("Insolvency Law") applicable to any of them, now or hereafter in effect, or which would be reasonably likely to cause any of the others to be subject to, or seek the protection of, any such Insolvency Law."

Compliance Certificate:             The Trustee will provide to the Depositor an
                                    appropriate compliance certificate in
                                    connection with the annual report of the Depositor and/or the Trust and, upon the reasonable request of the Depositor, at other times, with respect to the Trustee's compliance with its duties and obligations under this Trust Agreement. A form of such certification is attached as Annex A.

Distribution Reports:               The Trustee shall file each distribution
                                    report on Form 8-K within 15 days of the related Distribution Date. Each such distribution report or Form 8-K shall contain text substantially similar to the following:

                                    The underlying security issuer or guarantor, as applicable, is subject to the informational requirements of the Exchange Act. The underlying security issuer or guarantor, as applicable, currently files reports, proxy statements and other information with the SEC. Those reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of those materials can be obtained by making a written request to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC also maintains a website on the internet at http://www.sec.gov at which users can view and download copies of reports, proxy, information statements and other information filed electronically. In addition, those reports and other information may also be obtained from the underlying security issuer by making a request to the underlying security issuer.

Fiscal Year:                        The fiscal year of the Trust shall be the
                                    calendar year and end each December 31.

                                                           ANNEX A TO SCHEDULE I

                        LASALLE BANK NATIONAL ASSOCIATION

                     ABS ANNUAL REPORT BACKUP CERTIFICATION


               In connection with the preparation and delivery of the annual report on Form 10-K of MS Structured Asset Corp. for the fiscal year ending December 31, [ ] and the certifications given on behalf of SATURNS Trust No. 2004-7 with respect thereto, the undersigned hereby certifies that he is a duly elected [ ] of LaSalle Bank National Association and further certifies in his capacity as such as follows:

1. LaSalle Bank National Association has prepared all distribution reports with respect to each distribution date for SATURNS Trust No. 2004-7 and has filed a copy of such reports on Form 8-K during the fiscal year as described on Exhibit A hereto.

2. I have reviewed all reports on Form 8-K containing distribution reports filed in respect of periods included in the fiscal year covered by the annual report of MS Structured Asset Corp. on behalf of SATURNS Trust 2004-7;

3. I am familiar with the operations of LaSalle Bank National Association with respect to the SATURNS program and SATURNS Trust 2004-7 and the requirement imposed by the trust agreement;

4. Based on my knowledge, the information in the distribution reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the annual report;

5. Based on my knowledge, the information required to be provided under each trust agreement, for inclusion in these reports, is included in these reports;

6. Based on my knowledge, and except as disclosed in the reports, the trustee has fulfilled its obligations, including any servicing obligations, under the trust agreement.

7. Based on my knowledge, and except as disclosed in the reports, there are no material legal proceedings with respect to any trust, involving the trust or LaSalle Bank National Association as trustee.



                                                   By:
                                                   Name:
                                                   Title:
                                                   Date:


                                                         EXHIBIT A TO ANNEX A TO SCHEDULE I

------------ --------- -------------------- ------------------------- ----------------------
SATURNS      Closing        Collateral          Payment Dates           Form 8-K Filing
Trust No.:    Date                                                     Dates (Not Trust
                                                                     Agreement Filings in
                                                                        connection with
                                                                         Closing Date)

                                                                          For FY [ ]

------------ --------- -------------------- ------------------------- ----------------------
2004-7        4/29/04  AT&T Corp.           May 15 and November 15
------------ --------- -------------------- ------------------------- ----------------------

                                   Schedule II
                            (Terms of Trust Property)

Underlying Securities:              AT&T Corp. adjustable rate debentures due
                                    November 15, 2031

Underlying Security Issuer:         AT&T Corp.

Principal Amount:                   $26,000,000

Underlying Security Rate:           The Underlying Securities were issued with
                                    an initial interest rate of 8.00% and
                                    currently have an interest rate of 8.75%.
                                    The interest rate payable on the Underlying
                                    Securities will be increased by 0.25% for each rating notch downgrade by either
                                    Moody's or S&P and decreased by 0.25% for each rating notch upgrade by either Moody's or S&P, but in no event will the interest rate be reduced below the initial interest rate of 8.00%. Any such interest rate increase or decrease will take effect from the interest payment period beginning immediately after the first interest payment date following the related rating downgrade or upgrade, as the case may be. There is no limit to the number of times the interest rate payable on the Underlying Securities can be adjusted.

Credit Ratings:                     Baa2 by Moody's (negative outlook)

                                    BBB by S&P (negative outlook)

Listing:                            Luxembourg Stock Exchange

Underlying Security
Issuance Agreement:                 An indenture dated as of November 21, 2002
                                    between the Underlying Security Issuer and the Underlying Security Trustee as supplemented and amended from time to time.

Form:                               Global

Currency of
Denomination:                       United States dollars

Acquisition Price by Trust:         $29,793,000

Underlying Security
Payment Date:                       Each May 15 and November 15

Original Issue Date: The Underlying Securities were originally issued pursuant to Rule 144A under the Securities Act of 1933 under an indenture dated November 21, 2002 and publicly offered in an exchange offer on or about July 31, 2002 in a principal amount of $2,750,000,000.

Maturity Date:                      November 15, 2031

Sinking Fund Terms:                 Not Applicable

Redemption Terms:                   As described in the Underlying Securities
                                    Issuance Agreement, the Underlying
                                    Securities are redeemable, at any time or from time to time, in whole or in part, and subject to a make whole amount, at the option of the Underlying Security Issuer.
                                    Upon a "tax event", the Underlying Security
                                    Issuer may redeem the Underlying Securities, in whole and not in part, for a redemption price equal to the principal amount plus accrued interest, if any.

CUSIP No.:/ISIN No.                 001957BD0

Underlying Security Trustee:        The Bank of New York

                                  Schedule III
                            ADDITIONAL WARRANT TERMS

                                    ARTICLE I
                              EXERCISE OF WARRANTS


        Section 1.1   Principal Terms.

        (a)    Call Price.

        The Call Price per Warrant is the sum of (i)(a) $1,000 (corresponding to 40 $25.00 Class A Units) or (b) if such exercise is in connection with a tender offer for Underlying Securities held by the Trust for settlement prior to the First Regular Call Date, $1,060 ($26.50 per Class A Unit), (ii) the applicable Class B Present Value Amount (which will be adjusted for any accrued Class B Payments on the Class B Units payable under (iii)), (iii) accrued and unpaid interest on the applicable Class A Units and accrued and unpaid Class B Payments on the applicable Class B Units being called and (iv) the applicable Expense Administrator Make-Whole Amount.

        (b)    Call Dates.

        A Warrantholder may designate as a Call Date (i) any Business Day from and including 9:00 a.m. New York time on the First Regular Call Date, to and including 4:00 p.m. New York time on the Expiration Date and (ii) any Business Day prior to the First Regular Call Date as a Call Date, but only if notice of redemption or tender offer has been delivered by the Underlying Security Issuer with regard to the Underlying Securities held by the Trust.

        Except as otherwise provided in this paragraph, a Warrantholder shall give notice of its intention to exercise Warrants and related designation of a Call Date on not less than 15 or more than 60-calendar days' notice. If the Underlying Security Issuer has given notice of redemption with respect to the Underlying Securities or if a tender offer is outstanding for the Underlying Securities, a Warrantholder may give notice of its intention to exercise Warrants and related designation of a Call Date with two Business Days notice prior to the Call Date but no later than 4:00 p.m. New York City time on the second Business Day immediately preceding the then-scheduled settlement of the tender offer or redemption.

        (c) Expiration Date. The Scheduled Final Distribution Date.

        (d) First Regular Call Date. April 29, 2009.

        (e) Corresponding Underlying Security Amount. The product of (x) the applicable number of Warrants, (y) $1,000 and (z) the Security Factor.

        (f) Security Factor. The aggregate principal amount of Underlying Securities initially held by the Trust divided by the Initial Unit Principal Balance of the Class A Units.

        (g) Call Notice.

        Each exercising Warrantholder shall deliver a notice in the form of Exhibit B to the Trustee and the Warrant Agent, including the certification of solvency specified therein, prior to the Call Date. Each such Call Notice must specify exercise of either (i) all Warrants the notifying Warrantholder owns or
(ii) at least 250 Warrants.

        A Call Notice also constitutes a notice of exchange of the Class A Units and the Class B Units to be obtained by a Warrantholder as a result of such exercise for Trust Property pursuant to Section 5.12(d) of the Standard Terms.

        (h) Automatic Rescission of Exercise.

        Delivery of a Call Notice does not give rise to an obligation on the part of the Warrantholder to pay the Call Price. With respect to each Warrant exercised, if by 4 p.m. New York time on the Business Day prior to the Call Date the applicable Warrantholder has not paid the applicable Call Price for a Warrant to the Warrant Agent, except to the extent the Call Notice relates to a tender offer or redemption of Underlying Securities addressed in Section 1.1(i) below, then the exercise of the applicable Warrant shall be automatically rescinded, the applicable Warrant shall be reinstated, no Call Date with respect thereto shall be deemed to have occurred and no Call Notice deemed given, and the applicable Warrantholder shall be entitled to exercise such reinstated Warrants in the future.

        (i) Tender Offer and Redemption.

        Each Warrantholder shall specify in its Call Notice if its exercise is in connection with a redemption or tender offer if the specified Call Date will occur on or after the First Regular Call Date. Any Warrantholder giving a Call Notice with respect to a Call Date prior to the First Regular Call Date shall be deemed to specify that it is exercising its Warrants in connection with a tender offer or redemption.

        A Warrantholder specifying or deemed to specify that it is exercising its Warrants in connection with a tender offer for or a redemption of the Underlying Securities shall be deemed to instruct the Trustee to tender the applicable Corresponding Underlying Security Amount in connection with such redemption or tender offer.

        To the extent Underlying Securities corresponding to such a deemed instruction to tender are not accepted by the tender offeror or Underlying Security Issuer and paid for in accordance with the terms of the tender offer or redemption, a corresponding number of Warrants shall be reinstated, with exercise thereof rescinded, no Call Date with respect thereto shall be deemed to have occurred and no Call Notice deemed given, with the number of such reinstated Warrants to be allocated among the Warrantholders specifying or deemed to specify exercise in connection with such tender offer or redemption in proportion to the number of Warrants initially so exercised by each, and each such Warrantholder shall be entitled to exercise such reinstated Warrants in the future. The Warrant Agent shall determine such allocation by notice to the applicable Warrantholders.

        A Warrantholder specifying or deemed to specify that it is exercising its Warrants in connection with a tender offer for or a redemption of the Underlying Securities, to the extent such exercise is not rescinded, shall be entitled to Trust Property in an amount equal to the proceeds of the tender offer or redemption allocable to the applicable Corresponding Underlying Security Amount in excess of the aggregate Call Price for the applicable number of Warrants.

        If the Warrant Agent receives a Call Notice or Call Notices with respect to Warrants with an aggregate Corresponding Underlying Security Amount that is less than the aggregate principal amount of Underlying Securities held by the Trust subject to redemption, the Warrant Agent shall determine by notice to the applicable Warrantholders which Warrants are to be terminated in connection with such redemption by allocating the termination of Warrants pro rata among remaining Warrantholders (including exercising Warrantholders holding unexercised Warrants) in proportion to their holdings of unexercised Warrants. Warrants so terminated shall be entitled to the applicable Warrant Termination Payment.

        If the Warrant Agent receives no Call Notices with respect to a redemption of Underlying Securities, a number of Warrants equal to the aggregate principal amount of Underlying Securities held by the Trust that are redeemed divided by the product of (x) the Security Factor and (y) $1,000, shall be terminated. The Warrant Agent shall determine by notice to the applicable Warrantholders which Warrants are to be terminated by allocating such termination among Warrantholders in proportion to the number of Warrants held by each. Warrants so terminated shall be entitled to the applicable Warrant Termination Payment.

        Whenever the Warrant Agent is obligated to allocate the termination of Warrants pro rata, and this allocation would result in some Warrants being partially terminated, the Warrant Agent shall randomly re-allocate terminations to the extent necessary to ensure that only whole Warrants are terminated or such that only one Warrant is partially terminated.

        (j) Payment of Call Price.

        Except with respect to Warrants exercised or deemed exercised in connection with a redemption of or tender offer for the Underlying Securities, each exercising Warrantholder shall deposit the applicable Call Price for all Warrants exercised by it with the Warrant Agent no later than the Business Day prior to settlement of exercise.

        The Warrant Agent shall notify the Trustee immediately upon its receipt of payment of the applicable Call Price. The Warrant Agent shall transfer the amount of any paid Call Price to the Trustee in immediately available funds, for deposit in the Unit Account and application pursuant to the other terms of this Trust Agreement no later than 4 p.m. New York time on the Business Day preceding the Call Date and, pending such transfer, shall hold such amount for the benefit of the Warrantholder in a segregated trust account.

        (k) Appointment of Warrant Agent.

        The Depositor hereby appoints the Warrant Agent as agent to (i) receive for the benefit of the Warrantholders pending payment to the Trust in connection with exercise of the Warrants from time to time, the Call Price amounts paid to the Warrant Agent, (ii) receive for the benefit of the Warrantholders, in connection with exercise of the Warrants from time to time, the Units deemed tendered to the Trust pursuant to Section 1.2, and the Trust Property received pursuant to the related Optional Exchange pending delivery thereof to the relevant Warrantholders and (iii) otherwise act on behalf of and for the benefit of the Trust, the Unitholders and the Warrantholders for purposes of this Agreement, and the Warrant Agent accepts such appointment for itself and its successors and assigns, subject to the terms and provisions hereof.

        (l) Alternative Exercise.

        Notwithstanding any other provision of this Trust Agreement, in connection with any exercise of Warrants, if the Warrantholder beneficially owns Class B Units on the date of such exercise, the portion of the Warrant exercise equal to an amount corresponding to the amount of the Class B Units the Warrantholder beneficially owns shall be designated as an "Alternative Exercise". With respect to any portion of an exercise required to be designated as an Alternative Exercise, the Warrantholder shall reduce the Call Price by the corresponding value of Class B Units it beneficially owns and such Class B Units shall be exchanged for Trust Property in connection with such Alternative Exercise. No Class B Units will be deemed reissued to the Warrantholder or called in connection with such Alternative Exercise.

        As with an exercise that is not an Alternative Exercise, the "Callable Series" provisions shall automatically cancel and re-issue Class A Units to the Warrantholder, the notice of exercise shall constitute a notice of exchange of the acquired Class A Units together with the applicable beneficially owned Class B Units subject to such Alternative Exercise for Trust Property under the "Optional Exchange Under Warrants" provisions, and any such notice of exchange may only be revoked or rescinded to the extent the exercise as to Class A Units is revoked or rescinded as specified in the "Optional Exchange Under Warrants" provisions.

        All other provisions of this Trust Agreement shall be appropriately construed to give effect to the purposes of this subsection.

        Section 1.2 Delivery of Units. As soon as practicable after each surrender of Warrants in whole or in part on the Call Date and upon satisfaction of all other requirements described in the Warrants and in Section 1.1 hereof, the Warrant Agent shall instruct the Trustee to confirm that the transfer specified under the "Callable Series" provisions of Schedule I has occurred and to cause a distribution of Trust Property to the Warrantholder as an Optional Exchange taking into account Section 1.1(i) above, if applicable. A surrender of the Warrants shall be deemed to be a simultaneous surrender of the Class A Units and Class B Units acquired in exchange therefor.

        If such exercise is in part only, the Warrant Agent shall instruct the Trustee to authenticate new Warrants of like tenor, representing the outstanding Warrants of the Warrantholder and the Warrant Agent shall deliver such Warrants to the Warrantholder.

        In each case, the Trustee shall act in accordance with such instructions.

        Section 1.3 Cancellation and Destruction of Warrants. All Warrants surrendered to the Warrant Agent for the purpose of exercise (in whole or in part) pursuant to Section 1.1 and actually exercised, or for the purpose of transfer or exchange pursuant to Article III, shall be cancelled by the Warrant Agent, and no Warrant (other than that reflecting any such transfer or exchange) shall be issued in lieu thereof. The Warrant Agent shall destroy all cancelled Warrants.

        Section 1.4 No Rights as Holder of Units Conferred by Warrants. Each Warrantholder agrees that the Warrants do not represent an ownership interest in the Trust or its assets and that none of them shall treat the Warrants as an ownership interest in the Trust for any purpose.

                                   ARTICLE II
                            RESTRICTIONS ON TRANSFER


        Section 2.1 Restrictive Legends. Each Warrant (including each Warrant issued upon the transfer of any Warrant) shall be issued with a legend in substantially the form contained in Exhibit A hereto.

        Section 2.2 Notice of Proposed Transfer. Prior to any transfer of any Warrant or portion thereof, the Warrantholder will give 5 Business Days (or such lesser period acceptable to the Warrant Agent) prior written notice to the Warrant Agent and the Depositor of such Warrantholder's intention to effect such transfer.

                                   ARTICLE III
                   REGISTRATION AND TRANSFER OF WARRANTS, ETC.


        Section 3.1 Warrant Register; Ownership of Warrants. The Warrant Agent will keep a register in which the Warrant Agent will provide for the registration of Warrants and the registration of transfers of Warrants representing numbers of Warrants. The Trustee and the Warrant Agent may treat the Person in whose name any Warrant is registered on such register as the owner thereof for all purposes, and the Trustee and the Warrant Agent shall not be affected by any notice to the contrary. The Warrant Agent shall make such adjustments to its records and the register as shall be necessary to reflect terminations and exercise of Warrants.

        Section 3.2 Transfer and Exchange of Warrants. (a) No Warrant may be offered, resold, assigned or otherwise transferred (including by pledge or hypothecation) at any time except in accordance with this Section 3.2.

        (1) Any purchaser or transferee of the Warrants shall represent that it is (A) a "qualified institutional buyer" as defined in Rule 144A under the Securities Act that (1) is not a broker-dealer that owns and invests on a discretionary basis less than $25 million in securities of issuers that are not affiliated persons of the dealer and (2) is not a plan referred to in paragraph
(a)(1)(i)(D) or (a)(1)(i)(E) of Rule 144A or a trust fund referred to in paragraph (a)(1)(i)(F) of Rule 144A that holds the assets of such a plan, if investment decisions with respect to the plan are made by the beneficiaries of the plan, (B) aware that the sale or transfer of the Warrants to it may be made to it in reliance on the exemption from registration provided by Rule 144A under the Securities Act and (C) acquiring the Warrants for its own account or for one or more accounts, each of which is a qualified institutional buyer, and as to each of which the purchaser or transferee exercises sole investment discretion, and in each case in accordance with any applicable securities laws of any state of the United States and other jurisdictions.

        (2) Warrants may not be purchased, held by or transferred to any Person unless that Person is not a Plan, is not a governmental or other plan subject to restrictions substantially similar to Title I of ERISA or Section 4975 of the Code, and is not acquiring the Warrants with the assets of any such Plan or other plan. Each Person who acquires any Warrant, and each fiduciary which causes any such Person to acquire any Warrant, in its individual as well as its fiduciary capacity, will be deemed by such purchase, holding or acquisition, on each date on which the Warrant is held by such person, to have represented that it is not a Plan or any governmental or other plan subject to requirements substantially similar to Title I of ERISA or Section 4975 of the Code and is not using the assets of any such Plan to purchase those Warrants. Each Person that acquires a Warrant, and each fiduciary who causes a person to acquire a Warrant, in its individual as well as its fiduciary capacity, agrees to indemnify and hold harmless the Depositor, the Trustee, the Warrant Agent, MS&Co., each Distribution Participant and their respective affiliates from any cost, damages, loss or expense, incurred by them as a result of the representations contained in this Section 3.2(a)(2) not being true.

        (b) Upon surrender of any Warrant for registration of transfer or for exchange to the Warrant Agent, the Warrant Agent shall (subject to compliance with Section 3.2(a)) promptly execute and deliver, and cause the Trustee, on behalf of the Trust, to execute and deliver, in exchange therefor, a new Warrant of like tenor and evidencing a like number of Warrants, in the name of such Warrantholder or as such Warrantholder (upon payment by such Warrantholder of any applicable transfer taxes or government charges) may direct; provided that as a condition precedent for transferring the Warrants, the prospective transferee shall deliver to the Trustee and the Depositor an executed copy of the Transfer Letter in the form of Exhibit C hereto.

        (c) Any purported transfer of the Warrants (or any interest therein) in violation of Section 3.2(a)(1) or Section 3.2(a)(2) hereof shall be void ab initio and the purported transferee in such transfer shall not be recognized by any Person as a holder of such Warrants for any purpose. The Depositor and the Trustee shall each have the power to sell the Warrants (or any interest therein) of a purported Warrantholder (or owner of any interest therein) who acquired its interest in violation of Section 3.2(a)(1) or Section 3.2(a)(2) or who continues to hold Warrants in violation of Section 3.2(a)(2).

        Section 3.3 Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Warrant Agent of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant, upon delivery of an indemnity bond in such reasonable amount as the Warrant Agent may determine, or, in the case of any such mutilation, upon the surrender of such Warrant for cancellation to the Warrant Agent, the Warrant Agent shall execute and deliver, and cause the Trustee, on behalf of the Trust, to execute and deliver, in lieu thereof, a new Warrant of like tenor bearing a number not contemporaneously outstanding.

        Section 3.4   Execution and Delivery of Warrants by Trustee;
                      Authentication.

        The Trustee agrees and acknowledges that it will, concurrently with the receipt by it of the Underlying Securities and the execution, authentication and delivery of Units, cause to be executed, authenticated and delivered to or upon the order of the Depositor, Warrants duly executed and authenticated by or on behalf of the Trustee.

        The Trustee, on behalf of the Trust, hereby agrees (subject to compliance with Article II) to execute and deliver such new Warrants issued in accordance with Section 1.2 or this Article III as the Warrant Agent shall request in accordance herewith.

        Upon surrender for registration of transfer of any Warrant at the office or agency of the Trustee, if the requirements of Section 8-401 of the Uniform Commercial Code are met to the Trustee's satisfaction, and subject to the transfer restrictions set forth in this Schedule III, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Warrants. All transfers of Warrants are subject to the approval of the Trustee and the Trustee shall not register any transfer of Warrants if such transfer would violate any provision of the Trust Agreement.

        Section 3.5 Federal Income Tax Matters. Each Warrantholder agrees to treat each Warrant as a call option for federal income tax purposes.

                                   ARTICLE IV
                                  WARRANT AGENT


        Section 4.1 Limitation on Liability. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of the Warrants in reliance upon any instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document in good faith believed by it to be genuine and to be signed, executed and, where necessary, verified and acknowledged, by the proper Person or Persons. The Warrant Agent and any director, officer, employee or agent of the Warrant Agent shall be indemnified by the Depositor to the same extent that the Trustee is indemnified by the Depositor pursuant to
Section 10.05(b) of the Standard Terms.

        Section 4.2 Duties of Warrant Agent. The Warrant Agent undertakes only the specific duties and obligations imposed hereunder upon the following terms and conditions, by all of which the Depositor, the Trust, the Trustee and each Warrantholder shall be bound:

        (a) The Warrant Agent may consult with legal counsel (who may be legal counsel for the Depositor), and the opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in good faith and in accordance with such opinion, provided the Warrant Agent shall have exercised reasonable care in the selection by it of such counsel.

        (b) Whenever in the performance of its duties hereunder, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Depositor or the Trustee prior to taking or suffering any action hereunder, such fact or matter may be deemed to be conclusively proved and established by a Depositor Order or a certificate signed by a Responsible Officer of the Trustee and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it hereunder in reliance upon such certificate.

        (c) The Warrant Agent shall be liable hereunder only for its own negligence, willful misconduct or bad faith.

        (d) The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained herein or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Trust and the Depositor only.

        (e) The Warrant Agent shall not have any responsibility in respect of and makes no representation as to the validity of the Warrants or the execution and delivery thereof (except the due execution hereof by the Warrant Agent); nor shall it be responsible for any breach by the Trust of any covenant or condition contained in the Warrants; nor shall it by any act thereunder be deemed to make any representation or warranty as to the Units to be purchased thereunder.

        (f) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, President, a Vice President, a Senior Vice President, a Managing Director, its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary of the Depositor, and any Responsible Officer of the Trustee, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

        (g) The Warrant Agent and any shareholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Trust or otherwise act as fully and freely as though it were not Warrant Agent hereunder, so long as such persons do so in full compliance with all applicable laws. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Trust, the Depositor or for any other legal entity.

        (h) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents.

        (i) The Warrant Agent shall act solely as the agent of the Trust, the Unitholders and the Warrantholders hereunder as respectively set forth herein. The Warrant Agent shall not be liable except for the failure to perform such duties as are specifically set forth herein, and no implied covenants or obligations shall be read into the Warrants against the Warrant Agent, whose duties shall be determined solely by the express provisions thereof. The Warrant Agent shall not be deemed to be a fiduciary.

        (j) The Warrant Agent shall not be responsible for any failure on the part of the Trustee to comply with any of its covenants and obligations contained herein.

        (k) The Warrant Agent shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of its duties hereunder and shall not be under any obligation or duty to institute, appear in or defend any action, suit or legal proceeding in respect hereof, in each case unless first indemnified to its satisfaction, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without such indemnity. The Warrant Agent shall promptly notify the Depositor and the Trustee in writing of any claim made or action, suit or proceeding instituted against it arising out of or in connection with the Warrants.

        (l) The Trustee will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may be required by the Warrant Agent in order to enable it to carry out or perform its duties hereunder.

        Section 4.3 Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties hereunder upon thirty (30) days' notice in writing mailed to the Depositor and the Trustee by registered or certified mail, and to the Warrantholders by first-class mail at the expense of the Depositor; provided that no such resignation or discharge shall become effective until a successor Warrant Agent shall have been appointed hereunder. The Depositor may remove the Warrant Agent or any successor Warrant Agent upon thirty (30) days' notice in writing, mailed to the Warrant Agent or successor Warrant Agent, as the case may be, and to the Warrantholders by first-class mail; provided further that no such removal shall become effective until a successor Warrant Agent shall have been appointed hereunder. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Depositor shall promptly appoint a successor to the Warrant Agent, which may be designated as an interim Warrant Agent. If an interim Warrant Agent is designated, the Depositor shall then appoint a permanent successor to the Warrant Agent, which may be the interim Warrant Agent. If the Depositor shall fail to make such appointment of a permanent successor within a period of thirty (30) days after such removal or within sixty (60) days after notification in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the Warrantholder, then the Warrant Agent or registered Warrantholder may apply to any court of competent jurisdiction for the appointment of such a successor.

        Any successor to the Warrant Agent appointed hereunder must be rated in one of the four highest rating categories by the Rating Agencies. Any entity which may be merged or consolidated with or which shall otherwise succeed to substantially all of the trust or agency business of the Warrant Agent shall be deemed to be the successor Warrant Agent without any further action.

        Section 4.4 Warrant Agent Transfer Fee. The Warrant Agent will assess a fee of $50.00 upon the issue of any new Warrant, such fee to be assessed upon the new Warrantholder.

                                                       EXHIBIT A TO SCHEDULE III

                           FORM OF WARRANT CERTIFICATE

                   STRUCTURED ASSET TRUST UNIT REPACKAGINGS ("SATURNS")
                                  SERIES 2004-7
                                    WARRANTS


               EACH PURCHASER OR OTHER TRANSFEREE OF THIS WARRANT OR ANY INTEREST HEREIN OF THIS WARRANT, BY ITS ACCEPTANCE HEREOF, IS DEEMED TO REPRESENT AND WARRANT FOR THE BENEFIT OF THE TRUSTEE AND THE DEPOSITOR OF THE TRUST, AND EACH DISTRIBUTION PARTICIPANT AS DEFINED IN THE TRUST AGREEMENT THAT SUCH PURCHASER OR OTHER TRANSFEREE IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT AND OF THE TYPE SET FORTH IN THE WARRANT TRANSFER LETTER.

               THE HOLDER, AND EACH FIDUCIARY WHICH CAUSES ANY PERSON TO ACQUIRE ANY WARRANT, IN ITS INDIVIDUAL AS WELL AS ITS FIDUCIARY CAPACITY, WILL BE DEEMED BY SUCH PURCHASE, HOLDING OR ACQUISITION, ON EACH DATE ON WHICH THE WARRANT IS HELD BY SUCH PERSON, TO HAVE REPRESENTED THAT IT IS NOT A (I) "EMPLOYEE BENEFIT PLAN" (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA")) SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF TITLE I OF ERISA, (II) "PLAN" DESCRIBED IN SECTION 4975(E)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") SUBJECT TO SECTION 4975 OF THE CODE, (III) ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY OR OTHERWISE OR (IV) GOVERNMENTAL OR OTHER PLAN SUBJECT TO REQUIREMENTS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE INTERNAL REVENUE CODE.

               EACH PERSON THAT ACQUIRES A WARRANT, AND EACH FIDUCIARY WHO CAUSES A PERSON TO ACQUIRE A WARRANT, IN ITS INDIVIDUAL AS WELL AS ITS FIDUCIARY CAPACITY, AGREES TO INDEMNIFY AND HOLD HARMLESS THE DEPOSITOR, THE WARRANT AGENT, THE TRUSTEE, MS&CO. AND THEIR RESPECTIVE AFFILIATES FROM ANY COST, DAMAGES, LOSS OR EXPENSE, INCURRED BY THEM AS A RESULT OF THE REPRESENTATIONS MADE BY SUCH PERSON OR FIDUCIARY IN THIS PARAGRAPH NOT BEING TRUE.

               THIS WARRANT MAY BE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS PROVIDED IN THE TRUST AGREEMENT FOR THE TRUST TO WHICH THIS WARRANT RELATES.

               ANY PURPORTED TRANSFER OF THIS WARRANT CERTIFICATE (OR ANY INTEREST HEREIN) IN VIOLATION OF SECTION 3.2(A)(1) OR SECTION 3.2(A)(2) OF
SCHEDULE III TO THE TRUST AGREEMENT SHALL BE VOID AB INITIO AND THE PURPORTED TRANSFEREE IN SUCH TRANSFER SHALL NOT BE RECOGNIZED BY ANY PERSON AS A HOLDER OF SUCH WARRANTS FOR ANY PURPOSE. THE DEPOSITOR AND THE TRUSTEE SHALL EACH HAVE THE POWER TO SELL THE WARRANTS (OR ANY INTEREST HEREIN) OF A PURPORTED WARRANTHOLDER (OR OWNER OF ANY INTEREST HEREIN) WHO ACQUIRED ITS INTEREST IN VIOLATION OF
SECTION 3.2(A)(1) OR SECTION 3.2(A)(2) OF SCHEDULE III TO THE TRUST AGREEMENT OR WHO CONTINUES TO HOLD WARRANTS IN VIOLATION OF SECTION 3.2(A)(2) OF SCHEDULE III OF THE TRUST AGREEMENT.

               THIS WARRANT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


Warrant No. 1                                     CUSIP No. 80411Q115

REGISTERED INITIAL NUMBER: 26,000

AGGREGATE INITIAL NUMBER
OF ALL WARRANTS:  26,000


              STRUCTURED ASSET TRUST UNIT REPACKAGINGS ("SATURNS")
                                  SERIES 2004-7
                                    WARRANTS

               This certifies that [ ] is the registered owner of Warrants in the number specified above.

               The Trust Property will be held in trust by the Trustee identified in the Trust Agreement (the "Trust"). The Trust has been created pursuant to a Trust Agreement, dated as of April 29, 2004 (the "Trust Agreement"), between LaSalle Bank National Association, as Trustee of the Trust (the "Trustee"), and MS Structured Asset Corp.

               To the extent not defined herein, all capitalized terms shall have the meanings assigned to such terms in the Trust Agreement and the Terms Schedule attached thereto. This Warrant is one of the Warrants described in the Trust Agreement and is issued under and subject to the terms, provisions and conditions of the Trust Agreement. By acceptance of this Warrant, the Warrantholder assents to and becomes bound by the Trust Agreement.

               Each Warrant issued by the Trust represents a Call Option and Call Right to purchase $1,000 Unit Principal Balance of Class A Units and the Applicable Class B Equivalent Amount. Exercises on this Certificate will be made in accordance with a written notice to the Warrant Agent specified in the Trust Agreement.

               This Certificate does not purport to summarize the Trust Agreement and reference is hereby made to the Trust Agreement for information with respect to the rights, benefits, obligations and duties evidenced thereby. A copy of the Trust Agreement may be examined during normal business hours at the Corporate Trust Office of the Trustee, located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603 and at such other places, if any, designated by the Trustee, by any Warrantholder upon request.

               Reference is hereby made to the further terms of this Certificate set forth on the reverse hereof, which further terms shall for all purposes have the same effect as if set forth at this place.

               Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee, by manual signature, this Certificate shall not entitle the Warrantholder hereof to any benefit under the Trust Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee, on behalf of the Trust, and not in its individual capacity, has caused this Certificate to be duly executed.

                                            SATURNS TRUST NO. 2004-7


                                            BY: LASALLE BANK NATIONAL
                                                   ASSOCIATION,
                                                   as Trustee


                                            By:  ______________________________
                                                Authorized Signatory

DATED:

[SEAL]


Trustee's Certificate of
Authentication:

                      This is one of the Warrants referred
                      to in the within-mentioned Agreement.


                                            LASALLE BANK NATIONAL ASSOCIATION,
                                                   as Authenticating Agent


                                            By:  ____________________________
                                                Authorized Signatory

              STRUCTURED ASSET TRUST UNIT REPACKAGINGS ("SATURNS")

                                  SERIES 2004-7

               The Trust Agreement permits the amendment thereof, in certain circumstances, without the consent of the Warrantholders of any of the Certificates.

               As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Warrant Register upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in Chicago, Illinois, accompanied by a written instrument of transfer and, if applicable, a transfer letter in form and substance satisfactory to the Trustee duly completed and executed by the Warrantholder hereof or such Warrantholder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee.

               As provided in the Trust Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates representing different numbers of Warrants which evidence the same aggregate Warrants, as requested by the Warrantholder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charges payable in connection therewith.

               The Depositor, the Trustee and any agent of the Depositor or the Trustee may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, or any such agent shall be affected by any notice to the contrary.

               Notwithstanding anything contained in the Trust Agreement to the contrary the Trust Agreement has been accepted by LaSalle Bank National Association not in its individual capacity but solely as Trustee and in no event shall LaSalle Bank National Association have any liability for the representations, warranties, covenants, agreements or other obligations of the Depositor thereunder or in any of the certificates, notices or agreements delivered pursuant thereto, as to all of which recourse shall be had solely to the assets of the Depositor, and under no circumstances shall LaSalle Bank National Association be personally liable for the payment of any indebtedness or expenses of the Trust. The Warrants do not represent interests in or obligations of the Trustee and the Trustee shall not be responsible or accountable for any tax, accounting or other treatment proposed to be applied to the Warrants or any interest therein except as expressly provided in the Trust Agreement.

                      ASSIGNMENT FOR SATURNS SERIES 2004-7

               FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE


___________________________________________________________________________

             (Please print or typewrite name and address, including
                         postal zip code, of assignee)

____________________________________________________________________________

     the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

____________________________________________________________________________

Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:


        _______________________________ */












 _______________

        */ NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever.

                                                      EXHIBIT B TO SCHEDULE III

             FORM OF EXCERCISE NOTICE AND CERTIFICATION OF SOLVENCY

                                                             [DATE]

LaSalle Bank National Association
135 S. LaSalle Street
Chicago, Illinois 60603

MS Structured Asset Corp.
1585 Broadway
New York, New York 10036

Re:     Structured Asset Trust Unit Repackagings ("SATURNS"), Series 2004-7

Ladies and Gentlemen:

        We hereby give notice of our intent to acquire __________ Unit Principal Balance of Class A Units and the Applicable Class B Equivalent Amount of Class B Units for settlement on _________ (the "Call Date"). [We hereby direct the Trustee and the Warrant Agent to treat this exercise [up to] __________ Unit Principal Balance of Class A Units and an Applicable Class B Equivalent Amount of Class B Units as an exercise in connection with a [redemption][tender offer] up to the maximum amount allocable to us in connection with this exercise.]

        [We beneficially own _____________ Class B Units that we intend to exchange pursuant to an Alternative Exercise. We designate [all][a portion of our exercise in an amount of __________ Class B Units] to be an Alternative Exercise. We will transfer such Class B Units to you or at your direction.]

        We certify that our assets exceed our liabilities, that we are able to meet our obligations as they come due, and that we are not subject to any bankruptcy or insolvency proceeding.

                                            [WARRANTHOLDER]



                                        By:
                                           --------------------------
                                      Name:
                                     Title:

                                                       EXHIBIT C TO SCHEDULE III

                         FORM OF WARRANT TRANSFER LETTER

                                                               [DATE]

LaSalle Bank National Association
135 S. LaSalle Street
Chicago, Illinois 60603

MS Structured Asset Corp.
1585 Broadway
New York, New York 10036

Re:     Structured Asset Trust Unit Repackagings ("SATURNS"), Series 2004-7

Ladies and Gentlemen:

        In connection with its proposed purchase of Warrants (the "Warrants") which represent the right to call $______________ aggregate Unit Principal Balance of SATURNS 2004-7 AT&T Corp. Debenture-Backed Class A Units and the Applicable Class B Equivalent Amount of SATURNS 2004-7 AT&T Corp. Debenture-Backed Class B Units, the undersigned transferee (the "Transferee") confirms that:

        1. The Transferee understands that substantial risks are involved in an investment in the Warrants. The Transferee represents that in making its investment decision to acquire the Warrants, the Transferee has not relied on representations, warranties, opinions, projections, financial or other information or analysis, if any, supplied to it by any person, including MS&Co., MS Structured Asset Corp., as depositor (the "Depositor"), or LaSalle Bank National Association, as trustee (the "Trustee"), or any of your or their affiliates, except as expressly contained in written information, if any. The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Warrants, and the Transferee is able to bear the substantial economic risks of such an investment. The Transferee has relied upon its own tax, legal and financial advisors in connection with its decision to purchase the Warrants.

        2. Such Transferee (A) is a "qualified institutional buyer" (as defined in Rule 144A of the Securities Act) that (1) is not a broker-dealer that owns and invests on a discretionary basis less than $25 million in securities of issuers that are not affiliated persons of the dealer and (2) is not a plan referred to in paragraph (a)(1)(i)(D) or (a)(1)(i)(E) of Rule 144A or a trust fund referred to in paragraph (a)(1)(i)(F) of Rule 144A that holds the assets of such a plan, if investment decisions with respect to the plan are made by the beneficiaries of the plan, (B) is aware that the sale or transfer of the Warrants to it may be made to it in reliance on the exemption from registration provided by Rule 144A under the Securities Act and (C) is acquiring the Warrants for its own account or for one or more accounts, each of which is a qualified institutional buyer, and as to each of which the Transferee exercises sole investment discretion, and in each case in accordance with any applicable securities laws of any state of the United States and other jurisdictions.

        3. The Transferee understands that the Warrants have not been and will not be registered under the 1933 Act or under the securities or blue sky laws of any state, and that (i) if it decides to resell, pledge or otherwise transfer any Security, such resale, pledge or other transfer must comply with the provisions of the Trust Agreement relating to the Warrants and (ii) it will, and each subsequent holder will be required to, notify any purchaser of any Warrant from it of the resale restrictions in the Trust Agreement.

        4. The Transferee understands that each of the Warrants will bear a legend substantially to the following effect, unless otherwise agreed by the Depositor and the Trustee:

               EACH PURCHASER OR OTHER TRANSFEREE OF THIS WARRANT OR ANY INTEREST HEREIN OF THIS WARRANT, BY ITS ACCEPTANCE HEREOF, IS DEEMED TO REPRESENT AND WARRANT FOR THE BENEFIT OF THE TRUSTEE AND THE DEPOSITOR OF THE TRUST, AND EACH DISTRIBUTION PARTICIPANT AS DEFINED IN THE TRUST AGREEMENT THAT SUCH PURCHASER OR OTHER TRANSFEREE IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT.

               THE HOLDER, AND EACH FIDUCIARY WHICH CAUSES ANY PERSON TO ACQUIRE ANY WARRANT, IN ITS INDIVIDUAL AS WELL AS ITS FIDUCIARY CAPACITY, WILL BE DEEMED BY SUCH PURCHASE, HOLDING OR ACQUISITION, ON EACH DATE ON WHICH THE WARRANT IS HELD BY SUCH PERSON, TO HAVE REPRESENTED THAT IT IS NOT A (I) "EMPLOYEE BENEFIT PLAN" (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA")) SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF TITLE I OF ERISA, (II) "PLAN" DESCRIBED IN SECTION 4975(E)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") SUBJECT TO SECTION 4975 OF THE CODE, (III) ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY OR OTHERWISE OR (IV) GOVERNMENTAL OR OTHER PLAN SUBJECT TO REQUIREMENTS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE INTERNAL REVENUE CODE.

               EACH PERSON THAT ACQUIRES A WARRANT, AND EACH FIDUCIARY WHO CAUSES A PERSON TO ACQUIRE A WARRANT, IN ITS INDIVIDUAL AS WELL AS ITS FIDUCIARY CAPACITY, AGREES TO INDEMNIFY AND HOLD HARMLESS THE DEPOSITOR, THE TRUSTEE, THE WARRANT AGENT, MS&CO. AND THEIR RESPECTIVE AFFILIATES FROM ANY COST, DAMAGES, LOSS OR EXPENSE, INCURRED BY THEM AS A RESULT OF THE REPRESENTATIONS MADE BY SUCH PERSON OR FIDUCIARY IN THIS PARAGRAPH NOT BEING TRUE.

               THIS WARRANT MAY BE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS PROVIDED IN THE TRUST AGREEMENT FOR THE TRUST TO WHICH THIS WARRANT RELATES.

               Any purported transfer of this Warrant certificate (or any interest herein) in violation of Section 3.2(a)(1) or Section 3.2(a)(2) of schedule iii to the trust agreement shall be void ab initio and the purported transferee in such transfer shall not be recognized by any Person as a holder of such Warrants for any purpose. The Depositor and the Trustee shall each have the power to sell the Warrants (or any interest herein) of a purported Warrantholder (or owner of any interest herein) who acquired its interest in violation of
Section 3.2(a)(1) or Section 3.2(a)(2) of schedule iii to the trust agreement or who continues to hold Warrants in violation of Section 3.2(a)(2) of schedule iii of the trust agreement.

               THIS WARRANT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

        5. The Transferee and each fiduciary which causes the Transferee to acquire any Warrant, in its individual as well as its fiduciary capacity, represents and agrees that the Transferee is NOT a Plan, is NOT a governmental or other plan subject to restrictions substantially similar to Title I of ERISA or Section 4975 of the Code, and is NOT acquiring the Warrants with the assets of any such Plan or other plan. The Transferee and each such fiduciary understands that the representations made in this section 5 will be deemed made on each day from the date hereof through and including the date on which the Transferee disposes of the Warrants. The Transferee and each fiduciary who causes the Transferee to acquire a Warrant, in its individual as well as its fiduciary capacity, agrees to indemnify and hold harmless the Depositor, the Trustee, the Warrant Agent, MS&Co., each Distribution Participant and their respective affiliates from any cost, damages, loss or expense, incurred by them as a result of the representations made in this paragraph not being true.

        6. The Transferee understands that no subsequent transfer of the Warrants is permitted unless such transfer is to a transferee who will own, after giving effect to such transfer and any other simultaneous transfers, at least 250 Warrants and the Transferee causes the proposed transferee to provide to the Depositor and the Trustee such documentation as may be required pursuant to Section 3.2 of the Warrant Agent Agreement, including, if required, a letter substantially in the form hereof, or such other written statement as the Depositor shall reasonably prescribe.

        7. The Transferee is a Person who is either:

        A. (1) a citizen or resident of the United States, (2) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof, or (3) an estate the income of which is includible in gross income for federal income tax purposes regardless of source, or (4) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or

        B. a Person not described in (A), whose ownership of such Warrant is effectively connected with such Person's conduct of a trade or business within the United States within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), and its ownership of any interest in such Warrant will not result in any withholding obligation with respect to any payments with respect to the Warrants by any Person (other than withholding, if any, under Section 1446 of the Code), or

        C. a Person not described in (A) or (B) above, who is not a Person: (1) that owns, directly or indirectly, 10% or more of the total combined voting power of all classes of stock in the Underlying Securities Issuer (as defined in Schedule II to the Trust Agreement) entitled to vote, (2) that is a controlled foreign corporation related to the Underlying Securities Issuer within the meaning of Section 864(d)(4) of the Code, or (3) that is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business.

        8. The Transferee agrees that (i) if it is a Person described in clause
(A) above, it will furnish to the Depositor and the Trustee a properly executed IRS Form W-9, and (ii) if it is a Person described in clause (B) above, it will furnish to the Depositor and the Trustee a properly executed IRS Form W-8ECI, and (iii) if it is a Person described in clause (C) above, it will furnish to the Depositor and the Trustee a properly executed IRS Form W-8BEN (or, if the Transferee is treated as a partnership for federal income tax purposes, a properly executed IRS Form W-8IMY with appropriate certification for all partners or members attached). The Transferee also agrees that it will provide a new IRS form upon the expiration or obsolescence of any previously delivered form, and that it will provide such other certifications, representations or Opinions of Counsel as may be requested by the Depositor and the Trustee.

        9. The Transferee understands that any acquisition of Warrants (or any interest therein) in violation of Section 3.2(a)(1) (addressed in paragraph 2 hereof) or Section 3.2(a)(2) (addressed in paragraph 5 hereof) of Schedule III to the Trust Agreement shall be void ab initio and the purported transferee in such transfer shall not be recognized by any Person as a holder of such Warrants for any purpose. The Transferee understands that the Depositor and the Trustee shall each have the power to sell the Warrants (or any interest therein) of a purported Warrantholder (or owner of any interest therein) who acquired its interest in violation of Section 3.2(a)(1) or Section 3.2(a)(2) of Schedule III to the Trust Agreement or who continues to hold Warrants in violation of Section 3.2(a)(2) of Schedule III to the Trust Agreement.

        You and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                            Very truly yours,

                                            [Name of Transferee]



                                            By:_______________________________
                                      Name:
                                     Title:


Registered Name:      ___________________

Address:              ___________________
                      ___________________

Payment Instructions: ___________________